EXHIBIT 10.13

Opportunity License Agreement

Ameri Metro, Inc

This Opportunity License Agreement is established this 24 day of May 2012 buy and between And Ameri Metro, Inc. hereinafter called party ‘A’

And

            A) HSR Freight Line, Inc.

B) HSR Passenger Services, Inc.

C) HSR Technologies, Inc.

D) HSR Logistics, Inc.

E) SJM International Airport, Inc.

F) Port of Ostia, Inc.

G) Port of De Claudius, Inc.

Entities A to G listed above hereinafter collectively called party ‘B’

           BACK GROUND:

            A) HSR Freight Line, Inc.

B) HSR Passenger Services, Inc.

C) HSR Technologies, Inc.

D) HSR Logistics, Inc.

E) SJM International Airport, Inc.

F) Port of Ostia, Inc.

G) Port of De Claudius, Inc.

under certain arrangement holds vertical and horizontal development rights for the development long the 357 miles of the four-lane of Alabama toll road “ATFI”, In the state of Alabama.

Party A and Party B. have come to a mutually agreement and has determined that it is in the best interest of each party to established opportunity license agreement for providing develop plans, and then coordinate and supervise the financing, construction and development of such transportation projects by bringing together the resources, plans, financing, approvals and technology needed to implement such transportation systems for fee.

 THEREFOR NOW:

1) Ameri metro Inc. via this opportunity license agreement issues and grants opportunity license for fee to party “B” For period 25 year.

2) Opportunity license fee is in form of 25 % ownership interest in each of the interties listed A to G.

3)  Each entity shall pay 25% of all profits before taxes due to Ameri Metro, Inc. All payments are due to Ameri Metro, Inc. No later than thirty days pass each quarter.

4) The entities list from A to G shall have all voting rights

5) Ameri Metro, Inc. shall have no voting rights

6) Distribution of income: If any profits to be paid it shall be before taxes it is be paid to Ameri Metro, Inc.

7) Distribution of deprecation: Ameri Metro will enjoy the full 25% of the distribution of all deprecation during the construction period.

8) Holding hold harmless: Each party shall hold harmless one another. And shall be sole responsible for its own action neither party will act in any manor that it sacrifices the other for its own gains and befits each party to be vigilant to protect and defended the other without compromising the law and ethics.

9) Buy and sell clause:  any of the entities listed as part of party B at its option my Buy out Ameri metro by giving 120 days’ notice to Ameri Metro, Inc. Buy out Ameri metro interest at fair market value.

Please indicate your acceptance of this Opportunity License Agreement as herein below

As to party B

ACCEPTED AND AGREED TO THIS___________ DAY OF _______________, 2012.

                                                ___________________________________

 Shah Mathias sole holder of 75 % of interest listed as Party B

As To: Ameri Metro, Inc.

ACCEPTED AND AGREED TO THIS___________ DAY OF _______________, 2012.

___________________________________

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 Ameri Metro, Inc.

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